QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.4

Contract No. P51018

Moscow
01.01.2005

JSC "Tetra Pak",

        Moscow, hereinafter referred to as the "Seller", represented by the Sales and marketing Director Uros Kepic, acting in accordance with the Power of attorney, on one part, and

ZAO "Wimm-Bill-Dann Purchaser",
Russia,

hereinafter referred to as the "Buyer", in a person of Executive Director Mrs L.Y.Chernoshtanova, acting on the Regulation Rules have concluded the present contract on the following:

PART 1

1.1.  SUBJECT OF THE CONTRACT

        The Seller sells and the Buyer buys packaging material with the Trademark of the producer and/or the Seller and also attendant accessories in accordance with specifications (annex No. l to the present contract) further the Goods. The deliveries are being fulfilled according to the orders placed by the Buyer in accordance with the Annex 2.

1.2.  PRICES

1.2.1
Price for the packaging material, which is stipulated in the Specification (Annex No. 1 to the present Contract), amount of insurance and transportation are fixed by the Seller in EURO excluding VAT and included separately into the invoices to be paid by the Buyer.

  VAT is to be set in factura-invoices in accordance with the rate acting at the date of invoice issuing.

1.2.2
Prices for the packaging material include pallets delivered to the Buyer.

1.2.3.
The price of packaging material can be changed by the Seller during the validity of the present contract by mutual agreement of the Parties.

1.2.4.
The Seller should inform the Buyer about new prices not later than 1 month before the changes will come into effect.

1.3.  QUANTITY AND PAYMENT CONTITIONS

1.3.1
Payment should be made in Rubles to the Seller's account in accordance with the exchange rate of the Central Bank of RF on the date of transferring the amount from the Buyer's account. The factura-invoice should be paid within [    •    ] calendar days from the date of issue of the factura-invoice but not earlier than the delivery of packaging material to the Buyer's warehouse.

1.3.2
The date of issue of the factura-invoice can not be prior to the date of dispatch.

1.3.3
In case the Buyer has failed to make a payment in accordance with the payment conditions the Seller has the right to charge the penalty on overdue amount of 20% yearly for every overdue day.

1.3.4
Supplier shall be entitled to deliver up to 10% above or below the quantity of packaging material ordered by the Buyer, the final balance will be adjusted accordingly to the delivered quantity.
SELLER	BUYER

"[    •    ]" means that certain confidential material has been filed separately with the Securities and Exchange Commission.

1.4.  TERMS OF DELIVERY

1.4.1
The goods are to be delivered to the Customer's warehouse (Moscow and Moscow region) by transport of the Supplier due to the Buyer if not otherwise specified in the order.

  Delivery (within European part of R F territory is to be effected by fully-loaded trucks according to the order agreed by the parties, the only exception being the last shipment

1.4.2
Delivery of all packaging material types excluding TFA/m is to be effected within 6 weeks after the Seller receives the official order and if the design(s)—the original proof of technological texts signed and dated, duly approved by the Buyers, is available for the Seller.

1.4.2.1
The design should be executed in accordance to the design color print—out provided by the Buyer and agreed upon the Buyer and the Seller.

1.4.3
In case of delivery delay through the Seller's fault the Buyer has the right to charge the penalty on delayed lot of delivery amount of 20% yearly for every overdue day.

1.4.4
The Buyer shall undertake costs of storage of the unpaid goods at the Seller's warehouse in case of delay in shipment of goods, if the delay occurred due to the reasons depending on the Buyer and exceeded 10 calendar days from the established shipment date. The Seller should provide the Buyer with actual demurrage costs reports.

1.4.5
The Seller shall give shipment advice to the Buyer once the truck has left the factory/custom terminal and supply the Buyer with all the documents and invoices needed for each shipment by fax within 48 hours.

1.4.6
The production facilities are to be chosen in mutual agreement with the Buyer. In any case of changes the Buyer has to be informed beforehand.

1.4.7
The Buyer shall compensate the demurrage cost after 24 hours from. The stand demurrage equals to:

—
150.00 EURO (excl. VAT) per day for the stay of one not unloaded truck arrived from Tetra Pak factories to the specified in transport documents address not later than 12:00am on the agreed arrival date.

  In case if the truck arrives to the specified in transport documents address earlier the agreed arrival date the demurrage cost should not be charged for the period from the arrival time up to 12:00am on the agreed arrival date.

  In case if the truck arrives to the specified in transport documents address later 12:00am on the agreed arrival date the demurrage cost should calculated after 24 hours from the time of arrival.

  In case if the truck arrives to the specified in transport documents address later the agreed arrival date the demurrage cost should calculated after 48 hours from the actual time of arrival. Actual time of arrival of the truck (date, time) is to be stated by the Buyer's representative in transport documents.

  The time of the truck arrival stated in transport documents is to be the basis for the demurrage cost calculation.

1.4.8.
The delivery date is considered to be the date of goods shipment from the Seller's warehouse.

1.5.  TRANSPORTATION RISCS

        The risks of losses or damages to the goods connected with the transportation of goods to the warehouse of the Buyer are born by the Seller.

SELLER	BUYER

"[    •    ]" means that certain confidential material has been filed separately with the Securities and Exchange Commission.

        The Seller is to reimburse to the Buyer all the losses, including transportation costs and insurance, caused by the damage of goods during transportation subject to the conditions of article 2.4."Acceptance of goods damaged during the transportation".

        The Buyer shall determine the form of reimbursement: reimbursement of losses by cash or in kind.

PART 2. General conditions of sales

2.1.  REQUIREMENTS TO PAYMENT INVOICES

        The Buyer shall specify the following information when filling up the bank papers to effect the prepayment or the payment according to the invoice.

2.1.1
Factura-Invoice settlement

—
Date and number of the factura-invoice

—
INT

2.1.2.
General Conditions

  In case the prepayment or the payment shall be effected by the third party it is necessary to specify the name of the Buyer in addition to the items numerated above.

2.2.  PACKING AND MARKING

        The goods is to be shipped in packing suitable for Ion g distance transportation.

        Each reel is to be shrink-wrapped. Each pallet with the reels is to be shrink-wrapped as well. Marking shall be as follows:

Contract No. 51018
Consignee:
Address of destination:

2.3.  STORAGE REQUIREMENTS

        For Tetra Brik and Tetra Brik Aceptic packaging material:

        Under normal circumstances, reels of packaging material are double-wrapped.

  —
  Each reel is tightly shrink-wrapped.

  —
  Each pallet is enclosed in a shrink-film.

  Pallets can be stacked three on top of each other pro vided a rigid divider board is placed on top of the lower pallets.

  Transportation pallets are irrevocable and their life is limited.

        Temperature: Between 0° and +20°C is not detrimental but ensure that immediately prior to production the material is to be conditioned in the temperature of +20° +30° N. The ideal temperature for storage is +20°C.

        Humidity: 30% to 70% RH.

        Actual storage temperatures and relative humidity in some cases deviate from recommendations. If so, it is advised that prolonged storage should be avoided through the use of efficient delivery schedule and by ensuring a strict rotation system, i.e. "first in-first out"

SELLER	BUYER

"[    •    ]" means that certain confidential material has been filed separately with the Securities and Exchange Commission.

        Whenever possible correct such deviations by means of adequate heating, cooling or humidity control equipment.

2.4.  ACCEPTANCE OF THE GOODS

2.4.1
On delivery and acceptance of goods by the Buyer or Consignee the notes should be done by them in the shipment documents.

  The Seller shall provide the Buyer with factura-invoice and delivery note issued in the legally approved by Goskomstat RF form (TORG-12). The documents are to be provided to each delivered party within 5 calendar days from shipment date.

2.4.2
Final acceptance of the goods as to the quantity to b e made by the Buyer at the site within 10 days from the date of the delivery

2.4.3
In case the Buyer has any claims as per the quality of the packaging material supplied he has the right to submit them for the attention of the Seller within 12 (twelve) months from the delivery date of the packaging material provided that all the storage requirements given in Article 2.3 have been fully met. No claims are accepted if the above time is overdue.

2.4.4
In case of any claims the Buyer should prepare the claim according to the "Packaging Material Claim Routine" Appendix No. 3.

2.4.5
If the claims as per the quality submitted by the Buyer and received by the Seller before 3 months expire from the date of the arrival of the goods to the Buyer's warehouse, the claimed goods shall be compensated/delivered with the nearest to the claim confirmation date delivery from the same production place of the packaging material equals to the amount of the claimed material. If the total quantity of the packaging material to be replaced is less than one prefabricated reel for Tetra Brik packaging material, the claimed goods shall be compensated/ delivered when producing the next coming order of the Buyer. In this case the Seller is to reimburse to the Buyer the transportation cost and insurance of the damaged goods.

2.4.6
If the claims are submitted by the Buyer and received by the Seller after 3 months but before 12 months expired from the delivery date, the way to compensate the claimed goods shall be specified additionally.

2.4.7
The liability margins are to be determined by the Agreement of the parties.

2.4.8    Acceptance of goods damaged during transportation

  Shall the goods be damaged during the transportation, the Buyers shall at his own expense and risk:

  —
  effect the acceptance of the damaged,

  —
  inform the Seller of the damages in writing by fax (cable) immediately,

  —
  take all the necessary steps to prevent the further damaged and loss of the goods and transport facilities,

  —
  take picture of the damaged goods prior to unloading from the transportation facilities (picture should show the type of damage and the reason of the damage if possible),
SELLER	BUYER

"[    •    ]" means that certain confidential material has been filed separately with the Securities and Exchange Commission.

  —
  in case of truck delivery of damaged goods, make the note in the shipment documents of the revealed damages during the transportation, provide for the signature of the transportation company representative on the shipment documents containing the note of the damages. In case the transportation company representative denies to supply the shipment documents with the note of the damage, the Buyer makes the following note himself.

  —
  in case of damaged goods carriage by rail, to sign with a carrier representative a carrier's statement describing the damage.

  —
  forward the originals of the above listed documents to the Seller through courier service within 72 hours from the moment of acceptance of goods.

2.5.  INTANGIBLE PROPERTY AND TRADEMARKS

2.5.1
The Buyer releases the Seller of any obligations or responsibility for lawlessly placed order for packaging material in the face of the third persons.

  Provided that the Seller stick to agreed signs, indications, texts, drawings and their allocation on the packaging material in accordance with the color print-out stipulated in article 1.4.2.1 the Buyer releases the Seller of any obligations or responsibility for all the claims and damages which might be caused by the use or the reproduction of the existing somebody else's designs, trademarks, texts reproduction or placement in respect of the provided signs printed on the packaging material.

  The Seller confirms the receipt of all the required owner's permissions for trademark allocation on the packaging material regardless on the design color print-out, for its use and distribution on the Buyer's territory.

  In case of breach the Seller is to reimburse to the Buyer loses caused by it.

2.5.2
In case of unauthorized use of the Seller's or Buyer's trademarks by one of the Parties the injured party parties may terminate this Contract, seek damages, compensation or any other remedies available under applicable laws.

2.6.  FORCE MAJEURE

        If the Seller or the Buyer are prevented to perform in whole or in part its obligations in accordance with this Contract or is unreasonably burdened by circumstances over which he has no control, including but not limited to Acts of God, civil war, mobilization, military conscription on a large scale, riots, insurrections and revolutions, sabotage, requisition, confiscation, nationalization, embargoes and expropriation, public decrees or any other prohibition acts of authorities, strikes, lockouts, natural cataclysms such as violent storms, earthquakes, lightning, fire, explosions, faults this shall suspend performance of the obligation without incurring any liability for compensation whatsoever.

        The circumstances of force majeure should be proved by the conclusion of the competence authorities of the Russian Federation.

2.7.  ARBITRATION

        All disputes, differences or demands which may arise out of or in connection with the present Contract, and connecting its fulfilment transgression, stoppage or nonvalidity, are to be settled in the International commercial Arbitration court at the Chamber of Commerce and Industry of RF in Moscow in accordance with it's Rules.

        Arbitration hearings is to be held in Moscow.

        During the settlement of all disputes the parties must guided by the Material Rules of RF.

        The award of the Arbitration Court is final and binding upon both parties.

2.8.  OTHER CONDITIONS

2.8.1
The contract comes into effect from the date of signing.
SELLER	BUYER

"[    •    ]" means that certain confidential material has been filed separately with the Securities and Exchange Commission.

2.8.2
The validity of the Contract is one year, i.e. till December 31, 2005.

  The termination of the Contract should not cancel the obligations of the Parties existing on the date of its termination.

2.8.3
After signing the contract all the preliminary agreements, discussions and correspondence between the parties concerning this contract are to be considered in valid from the date of signing.

2.8.4
All the appendices and addenda to the present contract make the integral part.

2.8.5
All the amendments and Annexes to the present contract are valid only on condition of being made in written form and signed by both parties

2.8.6
Neither party has the right to assign its obligations and rights under the present contract to any third party without written consent of the other party.

  However the Seller can assign its rights and obligations regarding this Contract to another company within Tetra Laval Group. The Buyer can assign its rights and obligations regarding this Contract to another company within Wimm Bill Dann group of companies in the European part of the Russian Federation.

  In both cases the above should take place against written consent of the parties

2.8.7
If the Buyer initiates the termination of this Contract the Seller must stop immediately further production of the goods for the deliveries as per this contract in case of a written request from the Buyer concerning termination of this contract. Should there be an ó orders in production the Seller should immediately stop further production and the Buyer is obliged to pay the price of the goods produced on the date of the termination.

2.8.8.
In case there will be changes in the regulations in respect of tax rates' size, payments shall be effected in accordance with the tax rate valid at the date of factura-invoice and delivery note with corresponding adjustment if such is necessary. Provided that VAT shall be paid in accordance with the rate valid on the date of the Seller's invoice.

2.9.  LEGAL ADDRESSES OF THE PARTIES

Seller:
JSC "Tetra Pak"
8, Wilhelm Pieck Str., 129226,
Moscow, Russia
INN 7706017070
 acc. 40702810800101000943
in ING Bank Evrazia Moscow
corr. acc. 30101810500000000222
BIK 044525222
KPP 771701001
ACBNE 71100
OCEO 40170539
Address of the Bank:
123022 Moscow, Krasnaya Presnia, 31

SELLER	BUYER

"[    •    ]" means that certain confidential material has been filed separately with the Securities and Exchange Commission.

Buyer:
ZAO "Wimm-Bill-Dann Purchaser"
17, 2nd floor, 8/10 b.2, Brjusov per., 103009, Moscow, Russia
INN 7110225026
code OKNO 45877002
code OKOHX 71100
BIK 044525225
Account 40702810738000130168
Corr. Account 30101810400000000225
Central OSB 8641, Moscow

Saving Bank of RF
19, Vavilova str., Moscow, 117997

The Contract is made in English and Russian languages. In case of differences between English and Russian texts the Russian text shall always prevail over the English text.

Annex 1: Specification
Annex 2: LQS and Quantity Discounts for packaging material
Annex 3: Packaging material claim routine customer
Annex 4: Rolling Forecast accuracy [    •    ]. (January 2004)

FOR AND ON BEHALF OF THE SELLER

(Urosh Kepitz, Director of Sales and Marketing)
Date: January 1, 2005
FOR AND ON BEHALF OF THE BUYER

(Chernoshtanova, L. Yu., Executive Director)
Date: January 1, 2005.
SELLER	BUYER

"[    •    ]" means that certain confidential material has been filed separately with the Securities and Exchange Commission.

ANNEX No. 1
to the contract P51018
January 1, 2005

SPECIFICATION

No.	Type of packaging material	Package volume, ml	Price Delivery from, EUR, Excl. VAT	Printing method
Delivery from: Tetra Pak Kiev, Gornij Milanovic, Lund

1	TBA/j/TBA juice 6296-460 Tape PPP LS Strip 8842/56-951-01	200 ml Base Rate of production: 0.076 kg/1000 pkg	10 000 000 pcs at the price of—[•]/1000 pkg after at the price of—[•]/1000 pkg [•]/1kg	Flexoprocess

2	TBA/j/TBA juice 6296-810 Tape PPP LS Strip 8842/56-951-01	1000 ml Base Rate of production: 0.132 kg/1000 pkg	[•]/1000 pkg [•]/1kg	Flexoprocess
Additional materials
3	TBA/j/TBA juice 6296-813 Tape PPP LS Strip 8842/56-951-01	1000 ml Slim Rate of production: 0.146 kg/1000 pkg	15 000 000 pcs at the price of—[•]/1000 pkg after at the price of—[•]/1000 pkg [•] /1kg	Flexoprocess

	Cap ReCap3 8940-001-01 white 8945-001-31/38 red/green		[•]/1000 pcs

	Tape IS PEP Strip 8865-967-01	Rate of production: 0.03 kg/1000 pkg	[•]/kg

	Tape PULL Tab Strip 8738/29-728-01	Rate of production: 0.0145 km/1000 pkg	[•]/km

	Cap SlimCap 8944-001-01/31/32 white/red/green		[•]/1000 pcs

	Tape PULL Tab Strip 8738/29-725-01	Rate of production: 0.014 km/1000 pkg	[•]/km

	Tape IS PEP Strip 8865-963-01	Rate of production: 0.0245 kg/1000 pkg	[•]/kg

Additional materials
4	TBA/lk 7074-835 Tape MPM LS Strip 8856-951-01	1500 ml Slim Rate of production: 0.178 kg/1000 pkg	[•]/1000 pkg [•]/1kg	Flexoprocess

	Cap ReCap3 8940-001-01 white 8945-001-31 red		[•]/1000 pcs

	Tape IS PEP Strip 8865-967-01	Rate of production: 0.03 kg/1000 pkg	[•]/kg

	Tape PULL Tab Strip 8738/29-728-01	Rate of production: 0.0145 km/1000 pkg	[•]/km
THE SELLER	THE BUYER

"[•]"    means that certain confidential material has been filed separately with the Securities and Exchange Commission.

No.	Type of packaging material	Package volume, ml	Price Delivery from, EUR, Excl. VAT	Printing method
Delivery from: Tetra Pak Kiev, Gornij Milanovic, Lund
Additional materials
5	TBA/lk 7024-852 Tape MPM LS Strip 8842/56-951-01	2000 ml Slim Rate of production: 0.178 kg/1000 pkg	[•]/1000 pkg [•] /1kg	Flexoprocess

	Cap SlimCap 8944-002-01white		[•]/1000 pcs

	Tape IS PEP Strip 8865-967-01	Rate of production: 0.03 kg/1000 pkg	[•]/kg

	Tape PULL Tab Strip 8738/29-728-01	Rate of production: 0.0145 km/1000 pkg	[•]/km

Delivery from: Tetra Pak Moerdijk (Holland), Limburg (Germany)
Additional materials
6	TPA/j metallized 6982-602	330 ml Square	[•]/1000 pkg	Offset Metallized
	Tape PPP LS Strip 8842/56-951-01 Tape IS PEP Strip 8865-184-01 Tape PULL Tab Strip 8738-722-01 Tape OS OPP Strip 8871-149-01	Rate of production: 0.102 kg/1000 pkg Rate of production: 0.031 kg/1000 pkg Rate of production: 0.035 km/1000 pkg Rate of production: 0.044 kg/1000 pkg	[•]/1kg [•]/kg [•]/km [•]/kg

7	TPA/lk metalized 7084-811 Tape MPM LS Strip 8856-951-01 Cap StreamCap 8958-001-01/31 white/red	1000 ml Square Rate of production: 0.165 kg/1000 pkg	8 000 000 pcs at the price of—[•]/1000 pkg after at the price of—[•]/1000 pkg [•]/1 kg [•]/1000 pcs	Offset

8	TPA/lk metalized 7081-811 Tape MPM LS Strip 8856-951-01 Cap StreamCap 8958-001-01 white	1000 ml Square Rate of production: 0.165 kg/1000 pkg	[•]/1000 pkg [•]/1kg [•]/1000 pcs	Offset
THE SELLER	THE BUYER

"[•]"    means that certain confidential material has been filed separately with the Securities and Exchange Commission.

No.	Type of straws	Quantity	Price Delivery from, EUR, Excl. VAT (Duties include, transportation and insurance excluded)
Delivery from: Tetra Pak Potok (Russia)

9	U straws, 150mm long,4 mm diam for TBA 200B Code:8775-145-57/U1454	1000 pcs	[•]

Delivery from: Tubulus AB (Portugal)

10	U straws, 150mm long,4 mm diam for TBA 200B Code:8775-145-57/U1454	1000 pcs	[•]

11	T straws, 150mm long, 5/6 mm diam for TPA 250 Square Code:8783-919-01/T15056 (white)	1000 pcs	[•]

12	T straws, 150mm long, 5/6 mm diam for TPA 330Square Code:8783-919-05/T15056 (green)	1000 pcs	[•]
THE SELLER	THE BUYER

"[•]"    means that certain confidential material has been filed separately with the Securities and Exchange Commission.

Annex No. 2 to contract No. P51018

1.     Set-up Charges and Minimum order size:

1.1.  Tetra Brik / Tetra Brik Aseptic / Tetra Prizma Aseptic (juice/milk)

Minimum Order size equals to 500.000 packs.

Set-up Charges for the listed materials must be charged for individual order or co-print less than 1000.000 packs as a lump sum per printing method:

Flexo / Flexoprocess	[•] EURO for order
Roto / Offset	[•] EURO for order

Set-up Charge must be shown in the invoice separately.

In case of the partial order delivery, the whole amount of the Set-up charge is to be added to the first invoice.

1.2.  Tetra Fino Aseptic

During the period 01/01/05 - 01/07/05 minimum order size free of Low Quantity Set-up Charges equals to 300.000 packs.

Starting from 01/07/05 minimum order size free of Low Quantity Set-up Charges equals to 1 000.000 packs.

Set-up Charges for the listed materials must be charged for individual order or co-print less than 300.000 / 1 000.000 packs as a lump sum per printing method:

Flexo / Flexoprocess	[•] EURO for order
Roto / Offset	[•] EURO for order

Set-up Charge must be shown in the invoice separately.

In case of the partial order delivery, the whole amount of the Set-up charge is to be added to the first invoice.

1.3.  Tetra Top

During the period 01/01/05 - 31/12/05 minimum order size free of Low Quantity Set-up Charges equals to 250.000 packs.

Set-up Charges for the listed materials must be charged for individual order or co-print less than 250.000 packs as a lump sum per printing method:

Flexo / Flexoprocess	[•] EURO for order
Roto / Offset	[•] EURO for order

Set-up Charge must be shown in the invoice separately.

In case of the partial order delivery, the whole amount of the Set-up charge is to be added to the first invoice.

1.4.  Minimum production order size for roll materials

—1 roll.

1

2.
Order Routin for Roll material Tetra Brik, Tetra Brik Aseptic, Tetra Prizma Aseptic, Tetra Fino Aseptic, Tetra Top.

2.1
The term "Single order" should be interpreted as Buyer's application for production of a certain quantity of packaging material with one approved design.

The term "Co-print order" should be interpreted as a set of Single orders with designs of similar colors in quantity multiple to:

—
4—for Tetra Pak factories in Kiev, Limburg, Romont, Lund, Rubiera, Izmir, Timashevsk and Moerdijk for packaging material TBA/m and TBA/j 1000ml Base and 1000ml Slim, TPA/j 330ml, TB/m 1000ml and 500ml, TFA/m

—
5—for Tetra Pak factories in Berlin for packaging material TB/m Square 1000 ml

—
6—for Tetra Pak factories in Kiev and Timashevsk for packaging material TBA/m and TBA/j 200ml Base.

2.2.
Single order or co-print order is considered to be an integral part of the present Contract and should be prepared by fax or e-mail.

III.  Low Quantity Surcharges for Blanks Packaging Material Tetra Rex

3.1
[    •    ]

3.2.  Tetra Rex Low Quantity Surgarge scheme:

Order (1000 packs)	Surcharge (EURO/1000 packs)
249 - 100	[•]
99 - 50	[•]

Low Quantity Surcharges are based on ordered quantity. When ordering quantities stipulated in column "Order" a sum of EURO stipulated in column "Surcharge" should be added to the price.

3.3.  Minimum production order size for blank material equals to 50 000 packs.

4.
Upon receipt of the order the Sellers shall inform the Buyer by fax or e-mail within 2 working weeks that the order has been accepted by the factory-producer for execution.

5.     New product launch.

The Seller grants to the Buyer [    •    ] for a new product or for the products in new Tetra Pak packaging format.

FOR AND ON BEHALF OF THE SELLER

Date: January 1, 2005	(Urosh Kepitz, Direcor of Sales and Marketing)

FOR AND ON BEHALF OF THE BUYER

Date: January 1, 2005	(Chernoshtanova, L. Yu., Executive Director)

THE SELLER	THE BUYER

"[•]"    means that certain confidential material has been filed separately with the Securities and Exchange Commission.

2

Annex No. 3 to contract No. P51018

Packaging Material Claim Routine Customer

1.1.
In case the buyer has any claims a per the quality of packaging material supplied that cannot be used in the filling machine, the Buyer should prepare a Claim as the following:

1.2.
Take the pictures of Claimed packaging material.

  One copy should be sent by fax (095) 787-8001 for the    attention of Field Service Manager, than this copy and pictures should be sent to Seller's Technical Service: 8, Wilhelm Pieck Str., Moscow.

  One copy to be retained by the Buyer.

  One copy to be attached to the faulty packaging material to show that it is placed on hold.

1.3.
The Claimed material should be then kept separate and stored according to the conditions stated in the sales contract.

1.4.
Technical Service will contact the Buyer within 24 hours from the Claim receipt or confirm receipt of the claim in writing.

1.5.
The Seller should come back with feedback on the Claim within 5 (five) working weeks from the date of receipt.

  The Seller representative informs the Buyer's purchase department of the taken decision within this period.

1.6.
An agreement is to be made between Technical Service and the Buyer, that in case A (article 1.5) Service Engineer is to be sent to the Buyer's site within 3 working days from the Claim receipt, in case B (article 1.5) the Claim will be investigated at the next site visit but not later than one months from the Claim receipt.

1.7.

1.8.
The Service Engineer shall investigate if filling machine is set up according to the standards (see MM book).

1.9.

1.10.
In case if current machine set up does not correspond to the standard one, the Service Engineer shall adjust the machine according to MM book and investigate the possibility to use the Claimed Material on it.

  If the machine operates with claimed material after adjustment, the Buyer is obliged to compensate to the Technical Service the related expenses.

1.11.
In case if current machine set up does correspond to the standard one, the Service Engineer shall adjust the machine to operate with Claimed Material at the Seller's expense.

  If it is possible, a report is to be completed where this and any other changes made to the filling machine are described.

  One copy to be returned to Technical Service.

1.12.
If the Service Engineer concludes that the claimed packaging material cannot be used on the filling machine, then Technical Service should complete the Claim Report to the Producer of this material and attach the samples of the packaging material (at least 2 meters of roll packaging material or 20 blanks of Tetra Rex).

  In this case the Seller is obliged to compensate the claimed packaging material according to the of the Contract No. P51018 and export defective Packaging Material from the premises upon the Buyer's request within 3 (three) months from the date of credit-note issue.

FOR AND ON BEHALF OF THE SELLER

Date: January 1, 2005	(Urosh Kepitz, Direcor of Sales and Marketing)

FOR AND ON BEHALF OF THE BUYER

Date: January 1, 2005	(Chernoshtanova, L. Yu., Executive Director)

The Seller	The Buyer

"[•]"    means that certain confidential material has been filed separately with the Securities and Exchange Commission.

2

Annex No. 4        To CONTRACT No. P51018

"ROLLING FORECAST ACCURACY [    •    ]"

Moscow                        January 1, 2005

        Closed Joint Stock company Tetra Pak, Moscow, Russia, hereinafter referred to as the Seller and ZAO "Wimm-Bill-Dann Purchaser", Russia, hereinafter referred to as the Buyer, have agreed on the following:

1.1.
The Seller provides the Buyer with an [    •    ] as:

Packagind Material	TBA/m	TBA/j	TB/Sq	TB/Base
[•]	[•]	[•]	[•]	[•]
Packaging Material	TT	TR	TPA/j	TPA/m
[•]	[•]	[•]	[•]	[•]

from the price mentioned in the Annex No.1 "Specification" to the Contract P51018 for the fulfillment of rolling forecast accuracy of package material* purchase in December 2004.

*
The term "packaging material" means in the terms of the present Annex No.4 the following types of packaging material (Tetra Brick Aseptic/m—TBA/m, Tetra Brick Aseptic/j—TBA/j, Tetra Prizma Aseptic—TPA, Tetra Top—TT, Tetra Rex—TR, Tetra Brik—TB) for packing juices, nectars, milk, milk drinks and juice drinks.

1.2.
The [    •    ]is given by [    •    ] of packaging material:

TBA/m	by	[•]
TBA/j	by	[•]
TB/sq	by	[•]
TB/Base	by	[•]
TT	by	[•]
TR	by	[•]
TPA/j	by	[•]
TPA/m	by	[•]

mentioned in the Specification, buying in January 2005.

1.3.
The [    •    ] is providing till January 31, 2005.

1.4.
If the Buyer delays any of the payments under the Contract for the period exceeding 10 calendar days, the Seller shall be entitled to cancel and revoke [    •    ] unilaterally and to delay the placement of the next orders and/or to delay the delivery of the ordered packaging material.

1.5.
The present Annex comes in to force upon its signing and should be an integral part of the Contract.

THE BUYER

Seller	Buyer

"[    •    ]"    means that certain confidential material has been filed separately with the Securities and Exchange Commission.

Annex No.5        To CONTRACT No. P51018

"ROLLING FORECAST ACCURACY [    •    ]"

Moscow                        January 31, 2005

Closed Joint Stock company Tetra Pak, Moscow, Russia, hereinafter referred to as the Seller and ZAO "Wimm-Bill-Dann Purchaser", Russia, hereinafter referred to as the Buyer, have agreed on the following:

1.1.
The Seller provides the Buyer with an [    •    ] as:

Packagind Material	TBA/m	TBA/j	TB/Sq	TB/Base
[•]	[•]	[•]	[•]	[•]
Packaging Material	TT	TR	TPA/j	TPA/m
[•]	[•]	[•]	[•]	[•]

from the price mentioned in the Annex No.1 "Specification" to the Contract P51018 for the fulfillment of rolling forecast accuracy of package material* purchase in January 2005.

* The term "packaging material" means in the terms of the present Annex No.4 the following types of packaging material (Tetra Brick Aseptic/m—TBA/m, Tetra Brick Aseptic/j—TBA/j, Tetra Prizma Aseptic—TPA, Tetra Top—TT, Tetra Rex—TR, Tetra Brik—TB) for packing juices, nectars, milk, milk drinks and juice drinks.

1.2.
The [    •    ] is given by [    •    ] of packaging material:

TBA/m	by	[•]
TBA/j	by	[•]
TB/sq	by	[•]
TB/Base	by	[•]
TT	by	[•]
TR	by	[•]
TPA/j	by	[•]
TPA/m	Ha	[•]

mentioned in the Specification, buying in February 2005.

1.3.
The [    •    ] is providing till February 28, 2005.

1.4.
If the Buyer delays any of the payments under the Contract for the period exceeding 10 calendar days, the Seller shall be entitled to cancel and revoke [    •    ] unilaterally and to delay the placement of the next orders and/or to delay the delivery of the ordered packaging material.

1.5.
The present Annex comes in to force upon its signing and should be an integral part of the Contract.

THE BUYER

Seller	Buyer

"[    •    ]"    means that certain confidential material has been filed separately with the Securities and Exchange Commission.

Annex No.6        To CONTRACT No. P51018

"ROLLING FORECAST ACCURACY [    •    ]"

Moscow                        February 28, 2005

Closed Joint Stock company Tetra Pak, Moscow, Russia, hereinafter referred to as the Seller and ZAO "Wimm-Bill-Dann Purchaser", Russia, hereinafter referred to as the Buyer, have agreed on the following:

1.1.
The Seller provides the Buyer with an [    •    ] as:

Packagind Material	TBA/m	TBA/j	TB/Sq	TB/Base
[•]	[•]	[•]	[•]	[•]
Packaging Material	TT	TR	TPA/j	TPA/m
[•]	[•]	[•]	[•]	[•]

from the price mentioned in the Annex No.1 "Specification" to the Contract P51018 for the fulfillment of rolling forecast accuracy of package material* purchase in February 2005.

* The term "packaging material" means in the terms of the present Annex No.4 the following types of packaging material (Tetra Brick Aseptic/m—TBA/m, Tetra Brick Aseptic/j—TBA/j, Tetra Prizma Aseptic—TPA, Tetra Top—TT, Tetra Rex—TR, Tetra Brik—TB) for packing juices, nectars, milk, milk drinks and juice drinks.

1.2.
The [    •    ] is given by [    •    ] of packaging material:

TBA/m	by	[•]
TBA/j	by	[•]
TB/sq	by	[•]
TB/Base	by	[•]
TT	by	[•]
TR	by	[•]
TPA/j	by	[•]
TPA/m	Ha	[•]

mentioned in the Specification, buying in March 2005.

1.3.
The [    •    ] is providing till March 31, 2005.

1.4.
If the Buyer delays any of the payments under the Contract for the period exceeding 10 calendar days, the Seller shall be entitled to cancel and revoke [    •    ] unilaterally and to delay the placement of the next orders and/or to delay the delivery of the ordered packaging material.

1.5.
The present Annex comes in to force upon its signing and should be an integral part of the Contract.

THE BUYER

Seller	Buyer

        "[    •    ]" means that certain confidential material has been filed separately with the Securities and Exchange Commission.

QuickLinks

  Exhibit 4.4
  ANNEX No. 1 to the contract P51018 January 1, 2005
SPECIFICATION
  Annex No. 2 to contract No. P51018
  Annex No. 3 to contract No. P51018
  Annex No. 4 To CONTRACT No. P51018 "ROLLING FORECAST ACCURACY [ • ]"
  Annex No.5 To CONTRACT No. P51018 "ROLLING FORECAST ACCURACY [ • ]"
  Annex No.6 To CONTRACT No. P51018 "ROLLING FORECAST ACCURACY [ • ]"